(logo)GE                                                              GE CAPITAL

                         GE CAPITAL MORTGAGE SERVICES, INC.
                         A UNIT OF GENERAL ELECTRIC CAPITAL MORTGAGE CORPORATION 4680 HALLMARK PARKWAY, SAN BERNARDINO, CA 92407



                            OFFICER'S CERTIFICATION



The undersigned officer of GE Capital Mortgage Services, Inc. hereby certifies that:

a) Such servicing officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under the Agreement;

b) To the best of such servicing officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Agreement in all material respects throughout such year;

c) An officer has conducted an examination of the activities of each Servicer during the preceding calendar year and its performance under the related servicing agreement;

d) The Master Servicer has received from each Servicer such Servicer's Annual Certification of Compliance,

e) To the best of such officer's knowledge, based on such examination, the Servicer has performed and fulfilled its duties, responsibilities and obligations under the Servicing Agreement in all material respects throughout such year;

f) All premiums for each Standard Federal Hazard Insurance Policy, Flood Insurance Policy (if any), Primary Mortgage Insurance Policy (if any),
and FHA Certificate of Mortgage Insurance (if any), with respect to each Mortgage Loan and each Mortgaged Property have been paid and that all such insurance policies are in full force and effect, and

g)      Such  officer  has  confirmed  that  the  Fidelity   Bond and Errors and
Omissions   Insurance  Policy  are  in   full  force   and  effect  and meet the
requirements of the definitions of such terms.


                                              GE CAPITAL MORTGAGE SERVICES, INC.

March 29, 1996                                    /s/Karol A. Mason
    Date                                          Karol A. Mason, Vice President